UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2010

MONARCH FINANCIAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Virginia	001-34565	20-4985388
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1101 Executive Boulevard Chesapeake, Virginia	23320
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (757) 389-5111

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On January 25, 2010, Monarch Financial Holdings, Inc. (the “Company”), entered into an amended and restated employment agreement (the “Amended Agreement”) with William F. Rountree, Jr., effective as of May 1, 2010, pursuant to which the Company will employ Mr. Rountree as President of Monarch Financial Holdings, Inc. The following summary description is qualified in its entirety by reference to the Amended Agreement, which is attached to this Form 8-K as Exhibit 10.1, and is incorporated herein by reference.

The Amended Agreement has a term of three years, which may be extended for one additional year if agreed to by both the Company and Mr. Rountree. Mr. Rountree’s annual salary will be $255,000, and he will be entitled to participate in and receive the benefits of any retirement benefit plan, life insurance, profit sharing, employee stock ownership, and other plans, benefits and privileges of the Company that may be in effect from time to time, to the extent the Officer is eligible under the terms of those plans and programs. Termination rights of both parties are detailed in the agreement.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1 Amended and Restated Employment Agreement, effective as of January 25, 2010, by and between Monarch Financial Holdings, Inc. and William F. Rountree, Jr.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONARCH FINANCIAL HOLDINGS, INC.

Date: January 29, 2010	/S/ BRAD E. SCHWARTZ
Brad E. Schwartz, Executive Vice President
Chief Financial & Operating Officer

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